The Alkaline Water Company Completes Company-Wide Review and
Identifies Approximately $15 Million in Cost Savings and Margin
Enhancements

Amidst Enacting New Cost-Saving Measures, the Company Recorded Year-Over-Year Sales Growth
for the Month of July of Approximately 30%

(All amounts are in U.S. dollars)

SCOTTSDALE, Arizona, (8/9/2022)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), the country's largest independent alkaline water company and the Clean Beverage® company, today announced it has finished its exhaustive company-wide review and has identified approximately $15 million in margin enhancements and expense reductions compared to last fiscal year. The Company projects up to $10 million in savings and margin improvement within fiscal year 2023. An additional $5 million of projected savings before the end of fiscal year 2024 will result in an annualized reduction in the Company's cash burn rate of approximately $15 million when compared to fiscal year 2022, significantly improving its bottom line.

"Having completed a thorough review and evaluation, The Alkaline Water Company has identified and begun implementing a combination of cost-reduction measures and margin enhancements that, once fully implemented, will generate approximately $15 million dollars in annual benefits compared to last fiscal year," said Frank Lazaran, President and CEO of The Alkaline Water Company. "Over the past sixty days we have gained a confident understanding of how to optimize operational efficiencies and substantially reduce the Company's cash burn without compromising growth."

Last fiscal year, on its way to record revenue, The Alkaline Water Company invested heavily in organizational growth, professional services, and sales & marketing in order to drive Alkaline88 to new heights. Now, a firmly established top-ten value-added water brand, Alkaline88 has maintained its focus on sales while pivoting to reduce G&A and Marketing spending by as much as $8 million through various measures including:

  Organizational restructuring
  Reductions in professional services
  Reductions in marketing and promotional expenses

Additionally, the Company projects up to $7 million in annualized margin enhancements as a result of:

  Packaging changes
  Improved manufacturing efficiencies
  Pricing and promotional optimization
  Decreases in freight costs due to an enhanced distribution network

"The combination of Alkaline88's rising brand power and new cost-cutting measures puts the Company in a strong position for much more efficient, and ultimately self-sustaining, growth," continued Mr. Lazaran.  "This is evidenced by our first full month implementing our more cost-effective growth strategy, which we're pleased to announce was our best July ever for revenue. Our sales were up approximately 30% over last year, reinforcing our optimism about Alkaline88's future, continuing to drive topline sales on our new pathway to profitability."

Company management will share more details on their upcoming fiscal year 2023 first quarter conference call which will take place Tuesday, August 16th before market open. Call-in instructions will be provided in a future press release.

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand  available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH alkaline drinking water with trace minerals and electrolytes and boasts our trademarked "Clean Beverage" label. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for Alkaline88®.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to approximately $15 million in cost savings or expense reductions and margin enhancements compared to last fiscal year; that the Company projects up to $10 million in savings and margin improvement within fiscal year 2023 and an additional $5 million of projected savings before the end of fiscal year 2024 will result in an annualized reduction in the Company's cash burn rate of approximately $15 million when compared to fiscal year 2022, significantly improving its bottom line; that once fully implemented, a combination of cost-reduction measures and margin enhancements will generate approximately $15 million dollars in annual benefits compared to last fiscal year; the statement relating to optimizing operational efficiencies and substantially reducing the Company's cash burn without compromising growth; the statement relating to pivoting to reduce G&A and marketing spending by as much as $8 million through various measures including: (i) organizational restructuring; (ii) reductions in professional services; and (iii) reductions in marketing and promotional expenses; that the Company projects up to $7 million in annualized margin enhancements as a result of: (i) packaging changes; (ii) improved manufacturing efficiencies; (iii) pricing and promotional optimization; and (iv) decreases in freight costs due to an enhanced distribution network; that the Company is in a strong position for much more efficient, and ultimately self-sustaining, growth; and the Company's optimism about Alkaline88's future, continuing to drive topline sales on the Company's new pathway to profitability.

The material assumptions supporting these forward-looking statements include, among others, that the Company's cost-saving and margin enhancement measures will be fully implemented and, once implemented, they will be effective to reduce the Company's annual expense and enhance the Company's margin to the extent anticipated by the Company; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com